Exhibit 4.1

                                     WAIVER


THIS WAIVER (this "Waiver") is entered into as of April 13, 1999, among Effective Management Systems, Inc. ("EMS"), a Wisconsin corporation, EMS-East, Inc. ("EMS-East"), a Massachusetts corporation, Effective Management Systems of Illinois, Inc. (EMS-Illinois"), an Illinois corporation (EMS, EMS-East and EMS-Illinois are each individually a "Borrower", and collectively "Borrowers"), and Foothill Capital Corporation ("Lender").


       WHEREAS, Borrowers and Lender are parties to a Loan and Security Agreement dated as of December 30, 1997, as amended (the "Loan Agreement");

       WHEREAS, Borrower has informed Lender that Borrowers' Tangible Net Worth (as defined in the Loan Agreement) for the fiscal quarter ended February 28, 1999 is approximately negative Six Million Seven Hundred Nineteen Thousand Dollars (-$6,719,000);

       WHEREAS, Borrower has informed Lender that Borrowers' EBITDA (as defined in the Loan Agreement) for the three month period ending February 28, 1999 is approximately negative Two Million One Hundred and Seventy-Five Thousand Dollars (-$2,175,000);

       WHEREAS, as a result of the foregoing, Borrowers have breached Sections 7.20(a) and 7.20(b) of the Loan Agreement and Events of Default exist under
Section 8.2 of the Loan Agreement;

       WHEREAS, Borrowers have requested that Lender waive the foregoing Events of Default and Lender has agreed to do so subject to the terms hereof;

       NOW THERFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

       1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

       2. Waiver. Subject to the reaffirmation by each Borrower of its representations and warranties under the Loan Agreement and its representations and warranties set forth herein and receipt by Lender of the waiver fee referred to below, Lender hereby waives the Events of Default arising solely as a result of the (i) Tangible Net Worth of Borrowers not being at least Four Million Dollars ($4,000,000) for the fiscal quarter ended February 28, 1999 and (ii) EBITDA of Borrowers not being at least negative Five Hundred Thousand Dollars (-$5,00,000) for the three month period ending February 28, 1999. The foregoing waiver shall not constitute a waiver of any other Event of Default that may exist, or a waiver of any future Event of Default that may occur (including, without limitation, any Event of Default occurring as a result of a breach of Section 7.20(a) or Section 7.20(b) as of any date or for any period ending after February 28, 1999).

       3. Representations. In order to induce Lender to enter into this Waiver, Borrower hereby represents and warrants to Lender that:

       (a) The representations and warranties of each Borrower contained in the Loan Agreement, are true and correct as of the date hereof as if made on the date hereof;

       (b) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof (other than as described in Section 2 above);

       (c) The Tangible Net Worth of Borrowers as of February 28, 1999 is approximately negative Six Million Seven Hundred Nineteen Thousand Dollars (-$6,719,000); and

       (d) The EBITDA of Borrowers for the three month ending February 28, 1999 is approximately negative Two Million One Hundred and Seventy-Five Thousand Dollars (-$2,175,000).

       4. Waiver Fee. In consideration of the waiver described above, Borrowers agree to pay Lender a waiver fee of Five Thousand Dollars ($5,000) on the date hereof.




             The remainder of the page is intentionally left blank.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.




                          EFFECTIVE MANAGEMENT SYSTEMS,
INC.,
                          a Wisconsin corporation

                                 By
                                     -------------------------------------------
                                     -------------------------------------------
                                 Its President
                                     -------------------------------------------



                          EMS-EAST, Inc., a Massachusetts corporation

                                 By
                                     -------------------------------------------
                                     -------------------------------------------
                                 Its Treasurer
                                     -------------------------------------------



                          EFFECTIVE MANAGEMENT SYSTEMS OF
                          ILLINOIS, an Illinois corporation

                                 By
                                     -------------------------------------------
                                     -------------------------------------------
                                 Its Secretary
                                     -------------------------------------------



                          FOOTHILL CAPITAL CORPORATION,
                          a California corporation

                                 By
                                     -------------------------------------------
                                     -------------------------------------------
                                 Its Vice President
                                     -------------------------------------------